EXHIBIT 99.3


                           [Form of Proxy Card]


                            EXECUTIVE RISK INC.
                                 Box 2002
                        Simsbury, Connecticut 06070


                      SPECIAL MEETING OF STOCKHOLDERS
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



      The undersigned hereby appoints Robert V. Deutsch, Robert H. Kullas and Stephen J. Sills, each of them with full power of substitution, as proxies of the undersigned to vote all shares of Common Stock, $.01 par value per share, of Executive Risk Inc. ("Executive Risk") held of record by the undersigned as
of the close of business on              , 1999, at the Special Meeting
(the "Special Meeting") of stockholders of Executive Risk to be held
on                , 1999, and at any adjournments or postponements
thereof, upon all subjects that may properly come before the meeting including matters described in the Proxy Statement/Prospectus furnished herewith.

      This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. The board recommends a vote for the proposal. To vote in accordance with the board's recommendations, just sign and return this proxy; no boxes need to be checked. If other business is presented at the special meeting, this proxy will be voted on those matters in accordance with the best judgment of the named proxies, except that any proxy voted against proposal 1 will not be voted in favor of any proposal to adjourn or postpone the special meeting.



                                                              SEE REVERSE SIDE

 ..............................................................................

       The Board of Directors of Executive Risk recommends a vote FOR:


1. Approval and adoption of the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 6, 1999, among Executive Risk Inc., The Chubb Corporation ("Chubb"), a New Jersey corporation, and Excalibur Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Chubb. The Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Annex A.


       FOR [ ]                    AGAINST [ ]                  ABSTAIN [ ]



                                    Please mark, date, sign and return in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This Proxy votes all shares held in all capacities.

                                    The undersigned, hereby acknowledges
                                    receipt of a copy of the accompanying
                                    notice of Special Meeting and Proxy
                                    Statement/Prospectus and hereby revokes
                                    any proxy or proxies heretofore given.



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                                    (Signature, if held jointly)







                 PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY